UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________________
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Parnassus Income Funds
(Exact name of Registrant as specified in its charter)

Massachusetts	33-1526537
(State of incorporation or organization)	(IRS Employer Identification No.)

c/o Parnassus Investments, LLC 1 Market Street, Suite 1600 San Francisco, California	94105

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Shares of beneficial interest, no par value	NYSE

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: Registration No. 033-36065
Securities to be registered pursuant to Section 12(g) of the Act:  None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1.  Description of Registrant’s Securities to be Registered.
A description of the shares of beneficial interest, no par value, of Parnassus Core Select ETF, a series of Parnassus Income Funds (the “Company”), to be registered hereunder is set forth in the Post-Effective Amendment No. 52 to the Company’s Registration Statement on Form N-1A (File Nos. 033-36065; 811-06673; referred to herein as the “Registration Statement”) as filed with the Securities and Exchange Commission on September 27, 2024, which description is incorporated herein by reference.  The I.R.S. Employer Identification Number of the Parnassus Core Select ETF is 33-1526537.
Item 2.  Exhibits.
1.
The Company’s Amended and Restated Declaration of Trust and Written Instrument Designating and Establishing Institutional Class, is included as Exhibit (a)(1) to Post-Effective Amendment No. 34 to the Company’s Registration Statement on Form N-1A (Commission File Nos. 033-36065; 811-06673), as filed with the Securities and Exchange Commission on March 3, 2015, and is incorporated herein by reference thereto.

2.
The Company’s Amended and Restated Bylaws are included as Exhibit (b) to Post-Effective Amendment No. 32 to the Company’s Registration Statement on Form N-1A (Commission File Nos. 033-36065; 811-06673), as filed with the Securities and Exchange Commission on May 1, 2014, and is incorporated herein by reference thereto.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 11, 2024	PARNASSUS INCOME FUNDS
By: /s/ Benjamin E. Allen
Name: Benjamin E. Allen
Title: President and Chief Executive Officer